                                                                    Exhibit 3.03

                   CERTIFICATE OF THIRD AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                                 VERISIGN, INC.



     VeriSign, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), whose original
                                               -----------
Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on April 12, 1995 under the name of Digital Certificates International, Inc. and subsequently amended and restated on February 15, 1996, November 14, 1996, November 18, 1997 and January __, 1998, does hereby certify:


     The following resolution amending and restating the Corporation's Second Amended and Restated Certificate of Incorporation, approved by the Corporation's Board of Directors and Stockholders, was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, including written consent of the Stockholders of the Corporation holding a majority of the issued and outstanding shares of the Corporation, voting together as a single class, and two-thirds of the issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Corporation, voting together as a single class, and written notice to the nonconsenting Stockholders of the Corporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law and Exhibit A referenced in such resolution is the same as the attachment to this Certificate:

     RESOLVED, that the Certificate of Incorporation of this corporation shall be amended and restated as set forth in the Third Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.

     IN WITNESS WHEREOF, VeriSign, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this ___ day of _______, 1998.


                                    VERISIGN, INC.



                                    --------------------------------------------
                                    Stratton Sclavos



Attest:



-----------------------------------
Timothy Tomlinson, Secretary

                                     THIRD

                             AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION OF

                                VERISIGN, INC.

                            a Delaware corporation



     ONE: The name of the corporation is VeriSign, Inc. (hereinafter sometimes referred to as the "Corporation").

     TWO: The address of the Corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, in the County of Kent. The registered agent in charge thereof is CorpAmerica, Inc., 30 Old Rudnick Lane, Dover, Delaware 19901.

     THREE:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

     FOUR: A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is fifty-five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, $0.001 par value per share, and five Million (5,000,000) shares shall be Preferred Stock, $0.001 par value per share.

           B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

     FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

           A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Third Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

           B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

          C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

          D. Special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chief Executive Officer or the President.

    SIX:  A.    The directors, other than those who may be elected by the
holders of Preferred Stock under specified circumstances, shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of the stockholders held in 1998; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 1999; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 2000; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

          B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause may be filled (a) by the stockholders at any meeting, (b) by a majority of the directors, although less than a quorum, or (c) by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SEVEN:     The Corporation shall have a perpetual existence.

     EIGHT: A.  Exculpation.  A director of the Corporation shall not be
                -----------
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation law is hereafter amended to further reduce or authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

            B.  Indemnification.  To the extent permitted by applicable law,
                ---------------
this Corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders, and others.

          C.  Effect of Repeal or Modification.  Any repeal or modification of
              --------------------------------
any of the foregoing provisions of this Article Eight shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.


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

     IN WITNESS WHEREOF, the Third Amended and Restated Certificate of Incorporation of VeriSign, Inc. has been signed and attested as of this ___ day of January, 1998.



                                    --------------------------------------------
                                    Stratton Sclavos, President



Attest:



-----------------------------------
Timothy Tomlinson, Secretary



  [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]